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                                                                   Exhibit 10.31

                          CONNECTIVE THERAPEUTICS, INC.

                                 1994 STOCK PLAN
                        1995 DIRECTORS' STOCK OPTION PLAN

                             DIRECTORS AND OFFICERS
                           CHANGE IN CONTROL AGREEMENT


This Agreement, effective March 28, 1996, between Connective Therapeutics, Inc., a Delaware corporation (the "Company") and the undersigned director or executive officer optionee of the Company (the "Optionee"), pursuant to the Resolution of the Company's Board of Directors of March 28, 1996 shall amend any and all prior stock option and restricted stock purchase agreements between the parties with respect to Optionee's stock options and/or restricted shares of Common Stock subject to a right of repurchase in favor of the Company (the "Options") under the Company's 1994 Stock Plan and/or the Company's 1995 Directors' Stock Option Plan [the "Plan(s)," hereby incorporated by reference].

1.       Definitions.

         (a) Transaction. "Transaction" shall mean a merger of the Company and another entity, acquisition of the Company by another entity, consolidation of the Company or sale of the Company's assets, or any Change in Control.

         (b) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

                  (i) Ownership. Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said
         Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board of Directors of the Company.

                  (ii) Merger/Sale of Assets. A merger or consolidation of the Company whether or not approved by the Board of Directors of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) greater than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  (iii) Change in Board Composition. A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of March 28, 1996 or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

         (c) Cause. "Cause" shall mean (i) gross negligence or willful misconduct where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries (ii) repeated unexplained or unjustified absence from the Company,
(iii) a material and willful violation of any federal or state law; (iv) commission of any act of fraud with respect to the Company; or (v) conviction of a felony or a crime involving moral turpitude causing material harm to

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Directors and Officers                                                    Page 2
Change in Control Agreement

the standing and reputation of the Company, in each case as determined in good faith by the Board of Directors of the Company.

         (d) Involuntary Termination. "Involuntary Termination" shall include any termination as a director or executive officer by the Company other than for Cause and the Optionee's voluntary termination, upon one (1) month prior written notice to the Company, following (i) a material reduction in job responsibilities inconsistent with the Optionee's position with the Company and the Optionee's prior responsibilities, (ii) a reduction of more than 20% of the Optionee's base compensation (other than in connection with a general decrease in base salaries for most officers of the Company), or (iii) the Optionee's refusal to relocate to a facility or location more than 50 miles from the Company's current location.

2.       Accelerated Vesting.

         (a) Subject to Section 3 below, in the event of a Transaction that results in a Change in Control, regardless of whether Optionee's employment/directorship with the Company is terminated in connection with the Change in Control, each of Optionee's Options shall become immediately fully vested (and fully exercisable in accordance with the terms of the Plans) and the Company's right of repurchase with respect to such Options shall expire on the effective date of the Transaction.

         (b) Subject to Section 3 below, in the event of Involuntary Termination within one (1) year of a Transaction that does not result in a Change in Control, which Involuntary Termination is a result of such Transaction, each of Optionee's Options shall become immediately fully vested (and fully exercisable in accordance with the terms of the Plans) and the Company's right of repurchase with respect to such Options shall expire on the effective date of such Involuntary Termination.

3.       Limitation on Benefits.

         If any payments or benefits received by Optionee pursuant to this Agreement would result in the imposition of an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986 (the "Code") or any corresponding provisions of state income tax law, the Optionee shall receive whichever of clause (a) or clause (b) below results in the larger dollar amount of payments or benefits (calculating such dollar amount in accordance with the principles of Section 280G of the Code) after taking into account such excise taxes:

         (a) that portion of the payments or benefits to be received by the Optionee under this Agreement which, when aggregated with any other payments or benefits treated as contingent on a change in the ownership or effective control of the Company or the ownership of a substantial portion of the assets of the Company under Section 280G(b)(2) of the Code, does not exceed 2.99 times the Optionee's "Base Amount" as defined in Section 280G of the Code, or

         (b) 100% of the payments or benefits to which the Optionee is entitled under this Agreement, in which event the Optionee shall be responsible for the payment of all such excise taxes imposed with respect to such payments or benefits.

If clause (a) produces the larger payment or benefit, then each payment or benefit to which the Optionee would otherwise be entitled under this Agreement shall be proportionately reduced to the extent necessary to comply with the limitation of Section 280G of the Code.

4.       Successors.

         Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the Optionee's rights hereunder shall inure to the benefit of, and be enforceable by, the Optionee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

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Directors and Officers                                                    Page 3
Change in Control Agreement

5. Miscellaneous Provisions.

         (a) No Duty to Mitigate. The Optionee shall not be required to mitigate the amount of any benefits contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such benefits be reduced by any earnings that the Optionee may receive from any other source.

         (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Optionee and by an authorized officer of the Company (other than the Optionee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (c) At-Will Employment. The Company and the Optionee acknowledge that all employment by the Company is and shall continue to be at-will, as defined under applicable law.

         (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without reference to conflict of laws provisions.

         (e) Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction: such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken; the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and the remainder of this Agreement will remain in full force and effect.

         (f) Arbitration. Any dispute or controversy arising under or in connection with this Agreement may be settled at the option of either party by binding arbitration in the County of Santa Clara, California, in accordance with the commercial contract rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

         (g) Legal Fees and Expenses. The parties shall each bear their own expenses, legal fees and other fees incurred in connection with this Agreement.

         (h) No Assignment of Benefits. The rights of any person to benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (h) shall be void.

         (i) Employment Taxes. All benefits pursuant to this Agreement will be subject to withholding of any applicable income and employment taxes.

         (j) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment.

         (k) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to the Optionee shall be addressed to the Optionee at the home address which the Optionee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
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Directors and Officers                                                    Page 4
Change in Control Agreement

         (l) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement, the Plan(s) and Optionee's stock option and/or restricted stock purchase agreement(s) with the Company constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

         (m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


OPTIONEE                                    CONNECTIVE THERAPEUTICS, INC.



                                            By:
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Signature                                         Thomas G. Wiggans
                                                  President & CEO

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Printed Name


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Social Security No.